Exhibit 99.1

Allegheny Technologies to Exceed Third Quarter 2005 Analyst Estimates

    PITTSBURGH--(BUSINESS WIRE)--Oct. 12, 2005--Allegheny Technologies Incorporated (NYSE:ATI) announced today that it expects its third quarter 2005 earnings to be in the range of $0.84 to $0.88 per share, including a $4 million favorable resolution of prior years' tax matters. The Thomson First Call mean of analyst estimates for ATI's third quarter is $0.76 per share and the analyst range is $0.68 to $0.83 per share.
    "Markets for our high-value products remain strong and we benefited from our ongoing cost control and cost reduction efforts in the third quarter," said Pat Hassey, Chairman, President and Chief Executive Officer of Allegheny Technologies. "In addition, cash flow in the third quarter was strong. We expect cash flow from operating activities to be over $120 million in the third quarter."

    ATI Announces Webcast for Third Quarter Conference Call

    Allegheny Technologies plans to release third quarter 2005 results on Wednesday, October 26, 2005, before the market opens. ATI has scheduled its conference call with investors and analysts for 1 p.m. ET on October 26. The conference call will be broadcast live on ATI's website, www.alleghenytechnologies.com. To access the broadcast, go to the home page and select "Conference Call". In addition, the conference call will be broadcast through CCBN.com.
    This news release contains forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Allegheny Technologies' filings with the Securities and Exchange Commission.
    Allegheny Technologies Incorporated is one of the largest and most diversified specialty materials producers in the world with revenues of approximately $2.7 billion in 2004. ATI has approximately 9,000 full-time employees world-wide who use innovative technologies to offer growing global markets a wide range of specialty materials solutions. Our major markets are aerospace, construction and mining, chemical processing/oil & gas, food equipment and appliance, automotive, electrical energy, machine and cutting tools, and medical. Our products include nickel-based alloys and superalloys, titanium and titanium alloys, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, silicon and tool steels, and forgings and castings. The Allegheny Technologies website is www.alleghenytechnologies.com.

    CONTACT: Allegheny Technologies Incorporated
             Dan L. Greenfield, 412-394-3004